As filed with the Securities and Exchange Commission on January 13, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6 Chesterfield Gardens

London England W1J 5BQ

+44 (0) 20 7659 4660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BRADY K. LONG

Vice President, General Counsel and Secretary

Ensco plc

5847 San Felipe, Suite 3300

Houston, Texas 77057

+1 (713) 789-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Roger W. Bivans

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

+1 (214) 978-3095

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Debt Securities Class A Ordinary Shares Ordinary Shares Preference Shares Depositary Shares (2) Warrants Share Purchase Contracts Guarantees Units comprising one or more classes of the above securities (3)	(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple Class A Ordinary Shares, preference shares or ordinary shares and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

PROSPECTUS

Ensco plc

Debt Securities Class A Ordinary Shares Preference Shares Ordinary Shares Depositary Shares Warrants Share Purchase Contracts Guarantees and Units

From time to time we, Ensco plc, may offer to sell debt securities, Class A Ordinary Shares, preference shares, ordinary shares, warrants, share purchase contracts and guarantees, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Class A Ordinary Shares, ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities. Class A Ordinary Shares, preference shares and ordinary shares may be offered either separately or represented by depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

American depositary shares representing our Class A Ordinary Shares trade on the New York Stock Exchange under the symbol “ESV”.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

As used in this prospectus, unless we state otherwise or the context indicates otherwise, references to “Ensco,” the “Company,” “we,” “us” or “our” refer to Ensco plc and its subsidiaries.

This prospectus provides a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus shall be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide different information. If anyone provides you different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Services Authority’s Prospectus Rules. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at http://www.sec.gov. These reports and other information filed by us with the SEC are also available free of charge at our website at www.enscoplc.com.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Ensco SEC Filings (SEC File No. 001-08097)

•	Ensco’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Ensco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Ensco’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011;

•	Ensco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011;

•	Ensco’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2011; and

•

Ensco’s Current Reports on Form 8-K filed December 23, 2009, February 7, 2011, March 4, 2011, March 8, 2011, March 16, 2011, March 23, 2011, March 24, 2011, May 2, 2011, May 6, 2011, May 16, 2011, May 18, 2011, May 24, 2011, May 25, 2011, May 31, 2011, June 2, 2011, June 7, 2011, January 13, 2012 and January 13, 2012.

We also incorporate by reference into this prospectus additional documents that Ensco may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the end of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC or through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Investor Relations

Ensco plc

5847 San Felipe, Suite 3300

Houston, Texas 77057

+1 (713) 789-1400

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

FORWARD LOOKING INFORMATION

The information contained in this Prospectus is accurate only as of the date hereof.

This Prospectus and documents incorporated herein by reference contain some forward looking statements that set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward looking statements in other materials we release to the public, as well as oral forward looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions in connection with any discussion of future operating or financial performance or business plans or prospects. In particular, these include statements relating to future actions, business plans and prospects, future performance or results of current and anticipated products, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, and financial results.

We cannot guarantee that any forward looking statement will be realized. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward looking statements.

You should take care not to place undue reliance on forward looking statements, which represent our views only as of the date they are made. We undertake no obligation to publicly update forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses and our merger (the “Merger”) with Pride International, Inc. (“Pride”), which we completed on May 31, 2011, in our Annual Report on Form 10-K for the year ended December 31, 2010, and our most recently filed Quarterly Reports on Form 10-Q, and any amendments thereto, and our Registration Statement on Form S-4, which was declared effective by the SEC on April 25, 2011. These are factors that, individually or in the aggregate, may cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider those factors to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

THE COMPANY

Ensco plc is an English public limited company formed in 2009 in connection with our redomestication from Delaware to England. Our predecessor, ENSCO International Incorporated, was formed as a Texas corporation in 1975 and reincorporated in Delaware in 1987. In connection with our redomestication to England, each issued and outstanding share of common stock of ENSCO International Incorporated was converted into the right to receive one American depositary share (“ADS”), each representing one Class A ordinary share, nominal value $0.10 per share, of Ensco plc.

Ensco is a global offshore contract drilling company. As of December 15, 2011, our offshore rig fleet included 46 jackup rigs, five drillships, twelve ultra-deepwater semisubmersible rigs, six midwater semisubmersible rigs, one barge rig, and seven rigs under construction. We are one of the leading providers of offshore contract drilling services to the international oil and gas industry. Our customers include major integrated oil and natural gas companies, state-owned national oil companies and independent oil and natural gas companies. Our operations are diversified across the geographic regions of Asia Pacific (which includes Asia, the Middle East and Australia), Europe and Africa, and North and South America.

Our ADSs are listed on the NYSE and trade under the symbol “ESV.”

Our registered office and principal executive offices are located at 6 Chesterfield Gardens, London, England W1J 5BQ and its telephone number is +44 (0) 20 7659 4660.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less income from continuing operations before income taxes attributable to noncontrolling interests and interest capitalized. “Fixed charges” consist of interest expensed and capitalized and estimates of interest within rental expense. The ratios were calculated by dividing the sum of the fixed charges into the sum of the earnings. Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2006 through 2010 and the nine months ended September 30, 2011 are set forth below:

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	4.2	24.4	36.7	48.8	30.3	23.6

DESCRIPTION OF DEBT SECURITIES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Ensco plc and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under an indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement.

A form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. Forms of the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility and ship mortgages or bonds, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.

DESCRIPTION OF CLASS A ORDINARY SHARES

For a full description of our Class A Ordinary Shares, par value $0.10 per share (the “Class A Ordinary Shares”) and the American Depositary Shares (the “ADSs”) representing the Class A Ordinary Shares, please see the documents identified in the section “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

DESCRIPTION OF PREFERENCE SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own preference shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in preference shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preference shares.

Our articles of association authorize us to issue shares, including preference shares in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by our board of directors. Our board has been authorized to allot and issue up to a nominal amount of US$30,000,000 of shares, of which US$21,415,005 of shares remain authorized for allotment and issuance, which may include preference shares, which would generally be afforded preferences regarding dividends and liquidation rights over Class A Ordinary Shares. Such authority to issue preference shares will continue until December 14, 2014 and thereafter it must be renewed, but we may seek renewal more frequently for additional terms not to exceed five years from the date of any such further authorization.

We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.

DESCRIPTION OF ORDINARY SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own ordinary shares of Ensco registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in ordinary shares registered in street name or in shares issued in book-entry form through one or more depositaries. Ordinary shares may be offered either separately or represented by depositary shares.

The description set forth below is only a summary and is not complete. For more information regarding the ordinary shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of ordinary shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of ordinary shares.

Our articles of association authorize us to allot and issue shares in one or more series, and to grant rights to subscribe for or to convert or exchange any security into or for shares of the company or its successors, in one or more series, which we may determine to issue as or with the same rights, preferences and limitations as ordinary shares or otherwise, as determined by our board of directors. Our board has been authorized to issue up to a nominal amount of US$30,000,000 of shares, of which US$21,415,005 of shares remain authorized for allotment and issuance, which may include ordinary or other shares which may rank pari passu or junior to Class A Ordinary Shares in terms of dividends or liquidation rights. We will include the specific terms of each series of the ordinary shares being offered in a supplement to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. Class A Ordinary Shares, preference shares and ordinary shares may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preference shares, rather than full preference. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preference shares, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue warrants to purchase Class A Ordinary Shares, preference shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of Class A Ordinary Shares or preference shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material United States federal income or U.K. tax considerations.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Class A Ordinary Shares, preference shares, ordinary shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A Ordinary Shares, preference shares, ordinary shares or depositary shares. The price per share of our Class A Ordinary Shares, preference shares, ordinary shares or depositary shares and number of shares of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, guarantees, Class A Ordinary Shares, preference shares, ordinary shares, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Baker & McKenzie LLP, London (U.K.) will be requested to advise us with respect to the validity under English law, if applicable, of any securities that may be offered pursuant to this prospectus. Baker & McKenzie LLP, Dallas, Texas may also be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of Ensco plc and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of Ensco plc for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of any registration statement prepared or certified by the independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Pride International, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

$0000000000
SEC Registration Fee	$	*
Printing and Engraving Expenses		* *
Legal Fees and Expenses		* *
Accounting Fees and Expenses		* *
Blue Sky Fees and Expenses		* *
Trustees’ Fees and Expenses		* *
Miscellaneous		* *

Total	$	* *

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers.

Article 145 of our articles of association (the “Articles”) provides:

145.	INDEMNITY

145.1	To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

(a)	indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)	indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme;

(c)	create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 145.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

145.2	Where a person is indemnified against any liability in accordance with Article 145.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

Article 91 of the Articles provides:

91 Insurance

Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

Section 232 of the Companies Act 2006 provides as follows:

232 PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 of the Companies Act 2006 provides as follows:

233 PROVISION OF INSURANCE

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 of the Companies Act 2006 provides as follows:

234 QUALIFYING THIRD PARTY INDEMNITY PROVISION

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director—

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction, judgment or refusal of relief becomes final—

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of—

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 of the Companies Act 2006 provides as follows:

235 QUALIFYING PENSION SCHEME INDEMNITY PROVISION

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction becomes final—

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of—

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 239 of the Companies Act 2006 provides as follows:

239 RATIFICATION OF ACTS OF DIRECTORS

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—

(a) “conduct” includes acts and omissions;

(b) “director” includes a former director;

(c) a shadow director is treated as a director; and

(d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—

(a) the validity of a decision taken by unanimous consent of the members of the company, or

(b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

Section 1157 of the Companies Act 2006 provides as follows:

1157 POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Under Section 250 of the Companies Act 2006, a “director” is defined to include “any person occupying the position of director, by whatever name called.” In our case, references in the Companies Act 2006 to a “director” would also include certain officers.

On December 22, 2009, we and ENSCO International Incorporated (“Ensco Delaware”) entered into deeds of indemnity and indemnification agreements, respectively (collectively, the “indemnity arrangements”), with each of the directors and executive officers that previously served as directors or executive officers of Ensco Delaware and now serve in such capacity for us. The indemnity arrangements generally provide that such persons will be indemnified to the fullest extent permitted by applicable law, including with respect to losses suffered or incurred by them, among others, arising out of or in connection with the person’s appointment as a director or officer or serving in such capacity for us or any other member of the Ensco group, including Ensco Delaware. The indemnity arrangements also provide for advancement of expenses to the directors and officers in connection with legal proceedings under the conditions described therein. The terms of the indemnity arrangements are subject to certain exceptions or exclusions to the extent required by applicable law, including the repayment of advancement of expenses in certain circumstances. Ensco Delaware has also amended its bylaws and Certificate of Incorporation in furtherance of such indemnity arrangements to provide similar indemnification rights to such persons.

We will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse the Company for amounts that it may be required or permitted by law to pay our directors or officers.

ITEM 16. Exhibits.

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

Exhibit Number	Description

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

*4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

*4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

*4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Resolutions Establishing Series of Ordinary Shares.

*4.15	Form of Resolutions Establishing Series of Preference Shares.

*4.16	Form of Deposit Agreement.

*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

**4.22	Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.22 Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**4.23	Supplemental Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

Exhibit Number	Description

5.1	Legal Opinion of Baker & McKenzie LLP, London.

5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

15.1	Letter Regarding Unaudited Interim Financial Information for the period ended March 31, 2011.

15.2	Letter Regarding Unaudited Interim Financial Information for the period ended June 30, 2011.

15.3	Letter Regarding Unaudited Interim Financial Information for the period ended September 30, 2011.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page to this registration statement).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, United Kingdom, on the 13th day of January, 2012.

ENSCO PLC

By:	/s/ James W. Swent, III
James W. Swent, III
Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Daniel W. Rabun, James W. Swent, III and Michael B. Howe, jointly and severally, as his or her attorneys-in-fact, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Daniel W. Rabun Daniel W. Rabun	Chairman, President and Chief Executive Officer	January 13, 2012

/s/ James W. Swent, III James W. Swent, III	Senior Vice President—Chief Financial Officer	January 13, 2012

/s/ Michael B. Howe Michael B. Howe	Vice President – Finance (Corporate)	January 13, 2012

/s/ Douglas J. Manko Douglas J. Manko	Controller (principal accounting officer)	January 13, 2012

David A. B. Brown	Director

/s/ J. Roderick Clark J. Roderick Clark	Director	January 13, 2012

C. Christopher Gaut	Director

Signature	Title	Date

/s/ Gerald W. Haddock Gerald W. Haddock	Director	January 13, 2012

/s/ Francis S. Kalman Francis S. Kalman	Director	January 13, 2012

Thomas L. Kelly II	Director

/s/ Keith O. Rattie Keith O. Rattie	Director	January 13, 2012

/s/ Rita M. Rodriguez Rita M. Rodriguez	Director	January 13, 2012

Paul E. Rowsey, III	Director

/s/ Brady K. Long Brady K. Long	Company Secretary and Authorized Representative in the United States	January 13, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

*4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

*4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

*4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Resolutions Establishing Series of Ordinary Shares.

*4.15	Form of Resolutions Establishing Series of Preference Shares.

*4.16	Form of Deposit Agreement.

*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

Exhibit Number	Description

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

**4.22	Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.22 Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**4.23	Supplemental Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

5.1	Legal Opinion of Baker & McKenzie LLP, London.

5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

15.1	Letter Regarding Unaudited Interim Financial Information for the period ended March 31, 2011.

15.2	Letter Regarding Unaudited Interim Financial Information for the period ended June 30, 2011.

15.3	Letter Regarding Unaudited Interim Financial Information for the period ended September 30, 2011.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page to this registration statement).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.